UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 23, 2004

Lionbridge Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26933	04-3398462
(Commission File Number)	(IRS Employer Identification No.)

1050 Winter Street, Suite 2300, Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

781-434-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2004, the Company and certain of its subsidiaries entered into a Credit Agreement with HSBC Bank USA, National Association and Wachovia Bank, National Association to provide to the Company and its subsidiaries a revolving credit facility in an aggregate amount of $35,000,000 of which $25,000,000 will be available to the Company and its U.S. subsidiaries and of which $10,000,000 will be available to the Company’s non-U.S. subsidiaries. The Credit Agreement, including the guarantee and security agreements, are filed herewith as Exhibit 10.1.

Item 1.02 Termination of a Material Definitive Agreement.

Coincident with its execution of a new Credit Agreement as described in Item 1.01 above, the Company has terminated its credit facility with Silicon Valley Bank.

Section 2 – Financial Information

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

(b)	Pro forma financial information.

(c)	Exhibits.

The following Exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Credit Agreement dated as of December 23, 2004 by and among LIONBRIDGE TECHNOLOGIES, INC., LIONBRIDGE US, INC., VERITEST, INC., MENTORIX TECHNOLOGIES, INC., LIONBRIDGE TECHNOLOGIES HOLDINGS B.V. and LIONBRIDGE TECHNOLOGIES IRELAND as Borrowers, and HSBC BANK USA, NATIONAL ASSOCIATION as Lender and Administrative Agent and WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender and Documentation Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONBRIDGE TECHNOLOGIES, INC.
(Registrant)

Date December 30, 2004

/S/ Stephen J. Lifshatz

Stephen J. Lifshatz Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of December 23, 2004 by and among LIONBRIDGE TECHNOLOGIES, INC., LIONBRIDGE US, INC., VERITEST, INC., MENTORIX TECHNOLOGIES, INC., LIONBRIDGE TECHNOLOGIES HOLDINGS B.V. and LIONBRIDGE TECHNOLOGIES IRELAND as Borrowers, and HSBC BANK USA, NATIONAL ASSOCIATION as Lender and Administrative Agent and WACHOVIA BANK, NATIONAL ASSOCIATION, as Lender and Documentation Agent